EXHIBIT 23.B






                        CONSENT OF SPECIAL TAX COUNSEL


Farmland Industries, Inc.:


We consent to the references to our firm in the Prospectus filed as part of this Registration Statement.



                                                BRYAN CAVE LLP


December 24, 1996